Exhibit 99.1

KOGER
KOGER EQUITY, INC.
225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

Contact:
Steven A. Abney
Chief Accounting Officer
Koger Equity, Inc.
(561) 395-9666
NEWS

Koger Equity, Inc. Prices $92 Million Common Stock Offering

BOCA RATON, Fla.—(BUSINESS WIRE)-January 8, 2004—Koger Equity, Inc. (NYSE:KE) announced today that the Company agreed to issue and sell in a public offering 4.5 million shares of its common stock at a price to the public of $20.45 per share, the stock’s closing price on January 7, 2004. The net proceeds of the offering are expected to be used to pay down the Company’s revolving credit facility and for general corporate purposes, including future acquisitions.

The Company has granted the underwriters an over-allotment option to purchase up to 675,000 shares of common stock, which is exercisable within 30 days.

Morgan Stanley is the bookrunning manager and Wachovia Securities is serving as a co-manager. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of Morgan Stanley & Co., Prospectus Department, 1585 Broadway, New York, NY 10036.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Offers for the securities will be made only by means of a prospectus supplement and the accompanying prospectus.

The offering is being made pursuant to a prospectus supplement to the prospectus filed as part of the Company’s universal shelf registration on Form S-3 that was declared effective by the Securities and Exchange Commission on November 19, 1997. The offering is expected to close on January 13, 2004.

Estimates and certain other matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Koger Equity, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company’s expectations are set forth as risk factors in the Company’s

SEC reports and filings, including its annual report on Form 10-K. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents to creditworthy tenants; its ability to achieve economies of scale over time; the demand for tenant services beyond those traditionally provided by landlords; changes in interest rates; changes in operating costs; its ability to attract and retain high-quality personnel at a reasonable cost in a highly competitive labor environment; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; and its ability to complete current and future development projects on schedule and on budget. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward- looking statements that become untrue because of subsequent events.

About Koger Equity

Koger Equity, Inc. owns and operates 128 office buildings, containing 9.4 million rentable square feet, primarily located in 19 suburban office projects in 10 metropolitan areas in the Southeastern United States and Texas.

Additional information about Koger is available upon request to Investor Relations, 225 NE Mizner Blvd., Suite 200, Boca Raton, Florida 33432-4079, or call 1-800-850-2037, or visit Koger’s website at www.koger.com.